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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 1, 2005, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-119076) and related Prospectus of Symbol Technologies, Inc. and subsidiaries for the registration of $250 million of its debt securities, preferred stock and/or common stock.




/s/ Ernst & Young LLP


New York, New York
April 12, 2005